UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 9, 2024
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GREEN PLAINS PARTNERS LP
(Exact name of registrant as specified in its charter)
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Delaware	001-37469	47-3822258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	GPP	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously announced, on September 16, 2023, Green Plains Partners LP, a Delaware limited partnership (the “Partnership”), Green Plains Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Green Plains Inc., an Iowa corporation (“GPRE”), GPLP Holdings Inc., a Delaware corporation and a wholly owned subsidiary of GPRE (“Holdings”) and GPLP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub agreed to merge with and into the Partnership, with the Partnership surviving as an indirect, wholly owned subsidiary of GPRE (the “Merger”).
On January 9, 2024, the parties to the Merger Agreement completed the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding common unit representing a limited partner interest in the Partnership (each, a “GPP Common Unit”) other than GPP Common Units owned by GPRE, the General Partner and their respective affiliates (each, a “GPP Public Common Unit” and the holders of such units, the “GPP Unaffiliated Unitholders”) was converted into the right to receive, subject to adjustment as described in the Merger Agreement, (i) 0.405 shares of common stock, par value $0.001 per share, of GPRE (the “GPRE Common Stock” and the shares of GPRE Common Stock issued in the Merger, the “Stock Consideration”) and (ii) an amount of cash equal to $2.50 (as calculated in accordance with the Merger Agreement, and together with the Stock Consideration, the “Merger Consideration”). In addition, at the Effective Time, each of the outstanding awards relating to a GPP Common Unit issued under a Partnership Long-Term Incentive Plan (as defined in the Merger Agreement) became fully vested and was automatically canceled and converted into the right to receive, with respect to each GPP Common Unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights). Except for the incentive distribution rights representing limited partner interests in the Partnership, which were automatically canceled immediately prior to the Effective Time for no consideration in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 1, 2015 (as amended), the limited partner interests in the Partnership owned by GPRE, the General Partner and their respective affiliates prior to the Effective Time remained outstanding as limited partner interests in the surviving entity. The economic general partner interest in the Partnership remained outstanding as a general partner interest in the surviving entity immediately following the Effective Time, and the General Partner continued as the sole general partner of the surviving entity. The Merger became effective upon the filing of a properly executed certificate of merger with the Secretary of State of the State of Delaware on January 9, 2024.
Pursuant to the Merger Agreement, GPRE issued approximately 4.7 million shares of GPRE Common Stock and paid $29.2 million in cash to the GPP Unaffiliated Unitholders as the aggregate Merger Consideration described above.
The Merger Agreement is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 18, 2023, which agreement is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Partnership, GPRE or their respective subsidiaries and affiliates.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.01 by reference.
In connection with the consummation of the Merger, The Nasdaq Stock Market LLC (“Nasdaq”) was notified that each outstanding GPP Public Common Unit issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration, pursuant to and subject to the terms and conditions of the Merger Agreement. The Partnership requested that Nasdaq file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the GPP Public Common Units from Nasdaq and to deregister the GPP Public Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The GPP Public Common Units were suspended from trading on the Nasdaq after the closing of trading on January 9, 2024. The Partnership also intends to file a certification on Form 15 under the Exchange Act with the SEC requesting the deregistration of the GPP Public Common Units under Section 12(g) of the Exchange Act and suspending the Partnership’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the consummation of the Merger, at the Effective Time, Brett C. Riley, Clayton E. Killinger and Jerry L. Peters resigned as members of the Board of Directors of the General Partner (the “GP Board of Directors”). The decision of each of Messrs. Riley, Killinger and Peters to resign as a member of the GP Board of Directors was not the result of any disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership, and was solely as a result of the Merger.
In connection with the consummation of the Merger, as of the Effective Time, each of James Stark (Chief Financial Officer), James Herbert (Chief Human Resources Officer), Grant Kadavy (Executive Vice President-Commercial Operations), Chris Osowski (Executive Vice President-Operations and Technology) and Patrich Simpkins (Chief Transformation Officer) ceased to serve as officers of the General Partner. The decision of each departing officer to resign as an officer of the General Partner was not the result of any disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership, and was solely as a result of the Merger.
In addition, as of the Effective Time, the number of members of the GP Board of Directors was decreased from six to three.

Item 7.01. Regulation FD Disclosure.
On January 9, 2024, GPRE and the Partnership issued a joint press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Partnership under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Partners LP

By: Green Plains Holdings LLC, its general partner

Date: January 9, 2024	By:	/s/ Michelle Mapes
Michelle Mapes
Chief Legal & Administration Officer and Corporate Secretary